Exhibit 10.1

    As of June 24, 2010

Mr. Louis V. Aronson
President and Chief Executive Officer
Ronson Corporation
Corporate Park III, Campus Drive

Somerset, NJ 08875

Dear Mr. Aronson:

Reference is made to the Agreement dated March 30, 2009, as previously amended (the “Agreement”) between Getzler Henrich & Associates LLC (“Getzler Henrich”) and Ronson Corporation (together with its subsidiaries, the “Company”).

By signing below, please confirm that:

(i)           The date "June 30, 2010" in the two places where it appears in the Agreement is amended to be "July 31, 2010"; and

(ii)           On and as of June 18, 2010, the Company owes $1,872,951.61, consisting of $1,672,951.61 in fees and expenses and $200,000 in Signing Bonus, to Getzler Henrich under the Agreement, and such amount is owing and payable in full, without offset, deduction or counterclaim of any kind or character whatsoever.

Should another extension to the term of the Agreement be required, Getzler Henrich will furnish the Company a proposed extension letter on or before July 16, 2010.

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The Agreement is, in all other respects, ratified and confirmed.

Very truly yours,

GETZLER HENRICH & ASSOCIATES LLC

By:	/s/ Joel Getzler
Vice Chairman

    Agreed to and accepted:

RONSON CORPORATION By: /s/ Joel Getzler Name: Joel Getzler Title: Chief Restructuring Officer
RONSON CONSUMER PRODUCTS CORPORATION By: /s/ Joel Getzler Name: Joel Getzler Title: Chief Restructuring Officer
RONSON AVIATION, INC. By: /s/ Joel Getzler Name: Joel Getzler Title: Chief Restructuring Officer
RONSON CORPORATION OF CANADA LTD. By: /s/ Joel Getzler Name: Joel Getzler Title: Chief Restructuring Officer
Consented to:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By           /s/ Peter L. Gannon
Name:        Peter L. Gannon
Title:          Vice President